Exhibit 3.1

CERTIFICATE OF ELIMINATION
OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
AND
SERIES B CONVERTIBLE PREFERRED STOCK
OF
NORTHWEST BIOTHERAPEUTICS, INC.

(Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware)

Northwest Biotherapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.            That pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and authority granted in the Corporation’s Amended and Restated Certificate of Incorporation, as amended, the Corporation’s Board of Directors (the “Board”) duly adopted a resolution designating (i) a series of 15,000,000 shares of Series A Convertible Preferred Stock of the Corporation (the “Series A Convertible Preferred Stock”) and (ii) a series of 15,000,000 shares of Series B Convertible Preferred Stock of the Corporation (the “Series B Convertible Preferred Stock”) and established the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof.

2.            The Corporation filed in the office of the Secretary of State of the State of Delaware (a) a Certificate of Designations of Series A Convertible Preferred Stock on December 1, 2017 (the “Series A Certificate of Designations”) and (b) a Certificate of Designations of Series B Convertible Preferred Stock on December 28, 2017 (the “Series B Certificate of Designation”).

3.            That none of the authorized shares of any Series A Convertible Preferred Stock or Series B Convertible Preferred Stock are outstanding, and none will be issued subject to the existing Series A Certificate of Designations or Series B Certificate of Designations.

4.            That pursuant to Section 151(g) of the DGCL, the Board adopted the following resolutions respecting the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, which resolutions have not been amended or rescinded:

WHEREAS at meetings held in November  and December 2017, the Board duly adopted resolutions designating a series of 15,000,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) and 15,000,000 shares of Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”); and

WHEREAS a Certificate of Designations of Series A Convertible Preferred Stock was filed in the office of the Secretary of State of the State of Delaware on December 1, 2017 (the “Series A Certificate of Designation”) and a Certificate of Designations of Series B Convertible Preferred Stock was filed in the office of the Secretary of State of the State of Delaware on December 28, 2017 (the “Series B Certificate of Designation”); and

WHEREAS the Board deems it advisable and in the best interest of the Corporation and its stockholders to eliminate the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that none of the authorized shares of Series A Convertible Preferred Stock are outstanding, and none will be issued pursuant to the existing Series A Certificate of Designation; and

NOW, THEREFORE, IT IS HEREBY RESOLVED, that none of the authorized shares of Series B Convertible Preferred Stock are outstanding, and none will be issued pursuant to the existing Series B Certificate of Designation; and

FURTHER RESOLVED that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take any and all actions as such officer deems necessary and appropriate to eliminate both the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, including to execute and file, or cause to be executed and filed, a Certificate of Elimination of both the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware; and

FURTHER RESOLVED that when the Certificate of Elimination becomes effective, it shall have the effect of eliminating from the Amended and Restated Certificate of Incorporation, as amended, of the Corporation all matters set forth in the Certificate of Designation with respect to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and all of the shares that were designated as Series A Convertible Preferred Stock or Series B Convertible Preferred Stock shall be returned to the status of authorized and unissued preferred shares of the Corporation, without designation as to series.

4. That in accordance with Section 151(g) of the DGCL, all matters set forth in the previously filed Certificate of Designation with respect to the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are hereby eliminated from the Amended and Restated Certificate of Incorporation, as amended, of the Corporation.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its duly authorized officer this 19th day of July, 2022.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Leslie J. Goldman
Name: Leslie J. Goldman
Title: Senior Vice President, General Counsel